                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                   ----------------------------------
                              SCHEDULE 14A
                             (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

              Proxy Statement pursuant to Section 14(a) of
         The Securities Exchange Act of 1934 (Amendment No. __)

[X] Filed by the Registrant
[ ] Filed by a party other than the Registrant

Check the appropriate box:
    [ ] Preliminary proxy statement
    [X] Definitive proxy statement
    [ ] Definitive additional materials
    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          PAUL MUELLER COMPANY
------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

             Donald E. Golik, Senior Vice President and CFO
------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):
    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(j)(2).
    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(j)(3).
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: ____
    ____________________________________________________________________
(2) Aggregate number of securities to which transactions applies: ______
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1) ____________________________
(4) Proposed maximum aggregate value of transaction: ___________________
-----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registra-tion statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid: ________________________________________
    (2) Form, schedule or registration statement number: _______________
    (3) Filing party: __________________________________________________
    (4) Date filed: ____________________________________________________

                                MUELLER (Registered)
                          PAUL MUELLER COMPANY
           P.O. BOX 828 / SPRINGFIELD, MISSOURI, U.S.A. 65801

-----------------------------------------------------------------------
                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              (MAY 5, 1997)
-----------------------------------------------------------------------

Notice is hereby given that the annual meeting of shareholders of Paul Mueller Company, a Missouri corporation, will be held at the offices of the Company, 1600 West Phelps Street, Springfield, Missouri 65802, on Monday, May 5, 1997, commencing at 10:00 a.m. on that day, and there-after as it may from time to time be adjourned, to consider and act upon the following:

1. To elect three (3) Class III directors for a term of three (3) years expiring at the annual meeting to be held in 2000 and until their respective successors are duly elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on March 14, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjourn-ment or adjournments thereof.

Shareholders who are unable to attend the meeting but who wish their shares to be voted may vote by proxy. A form of proxy, which has been prepared by the Board of Directors of the Company, and a return envelope are enclosed. Since it is important that your shares be represented at the meeting, you are requested to sign, date and return the proxy in the enclosed envelope. Your proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and vote in person.

By order of the Board of Directors.

                                         DONALD E. GOLIK
                                         Secretary

Springfield, Missouri
March 28, 1997

                                MUELLER (Registered)
                          PAUL MUELLER COMPANY

                          --------------------
                            PROXY STATEMENT
                          --------------------

                          GENERAL INFORMATION

SOLICITATION AND REVOCABILITY OF PROXIES. The enclosed proxy is being solicited on behalf of the Board of Directors of Paul Mueller Company (the Company) for use at the annual meeting of the shareholders to be held on May 5, 1997, and at any adjournment or adjournments thereof. Any proxy given does not affect the right to vote in person at the meeting and may be revoked at any time before it is exercised by noti-fying Donald E. Golik, Secretary, by mail, telegram, facsimile or appearing at the meeting in person and requesting a ballot. This Proxy Statement and the proxy were first mailed to shareholders on or about March 28, 1997.

EXPENSE OF SOLICITATION. All expenses of solicitation will be borne by the Company. In addition to solicitations by mail, regular employees and directors of the Company may solicit proxies in person or by tele-phone. The Company does not expect to pay any compensation for the solicitation of proxies. The Company will reimburse banks, brokers and other custodians, nominees or fiduciaries for reasonable expenses in-curred in forwarding proxy material to beneficial owners.

VOTING OF PROXIES. Shares represented by a proxy given pursuant to this solicitation will be voted at the meeting equally in favor of the elec-tion, as directors of the Company, of the nominees hereinafter named, unless directed to the contrary by the proxy; provided, however, that if any other candidate for director is proposed at the annual meeting by persons other than the Board of Directors, the shares represented by the proxy may be voted cumulatively for fewer than all of the nominees named herein. If any of the nominees should unexpectedly become unavailable for election for any reason, the shares represented by the proxy will be voted for such substituted nominee or nominees as the Board of Directors may name. Each of the nominees hereinafter named has indicated his willingness to serve if elected, and it is not anticipated that any of them will become unavailable for election.

The proxy confers discretionary authority, with respect to the voting of the shares represented thereby, on any other business that may properly come before the meeting. The Board of Directors is not aware that any such other business, other than as set forth in this Proxy Statement, is to be presented for action at the meeting and does not itself intend to present any such other business; however, if any such other business does come before the meeting, shares represented by proxies given pur-suant to this solicitation will be voted as directed by the Board of Directors.

PERSONS ENTITLED TO VOTE. Only holders of Common Stock of the Company of record as of the close of business on March 14, 1997, are entitled to vote at the meeting. At the close of business on that date, 1,168,021 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one (1) vote per share standing in their names on the record date. In the election of directors, each shareholder will have cumula-tive voting rights, which means he will have the right to cast as many votes as equals the number of shares owned by him multiplied by the num-ber of directors to be elected, and this total number of votes may be divided among one (1) or more candidates for the office of director in such manner as the shareholder may elect, if present to vote in person, or as the proxyholders elect, if voting by proxy. In the event the votes for certain director nominees are withheld, those votes will be distributed among the remaining director nominees. Withholding author-ity to vote for all director nominees has the effect of abstaining from voting for any director nominees. Shares cannot be voted at the meeting unless the owner is present in person or represented by proxy. The directors shall be elected by an affirmative vote of the plurality of shares that are entitled to vote on the election of directors and that are represented at the meeting by shareholders who are present in person or represented by a proxy, assuming a quorum is present.

In determining the number of shares that have been affirmatively voted for a particular matter, shares not represented at the meeting, shares represented by shareholders that abstain from voting on a matter, and shares held by brokers or other nominees for which no voting instruc-tions on the matter being voted upon have been given by the beneficial owner and the nominee does not have discretionary authority to vote (although the beneficial owner has given voting instructions on other matters) are not considered to be votes affirmatively cast. Any of the foregoing is equivalent to a vote against the proposal other than the election of directors and will have no effect on the election of direc-tors. Abstentions will have the effect of a vote against any of the proposals to which the abstention applies.

When a broker or other nominee holding shares for a customer votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power with respect to such proposal and has not received instructions from the beneficial owner, it is referred to as a "broker non-vote." Properly executed proxies marked "abstain" or proxies required to be treated as "broker non-votes" will be treated as present for purposes of determining whether there is a quorum at the meeting.

PRINCIPAL SHAREHOLDERS. As of the close of business on February 28, 1997, the principal beneficial owners of the Company's Common Stock were as follows:

                                              Shares           Percent
                                           Beneficially           of
           Name and Address                   Owned<F1>         Class
    ------------------------------         ------------         -----
    Paul Mueller                             106,557<F2>         9.1%
    1600 West Phelps Street
    Springfield, Missouri 65802

    Moore Sons Investments, L.P.              58,879<F3><F4>     5.0%
    1020 West 58th Street
    Kansas City, Missouri 64113

    Quest Advisory Corp.,
      Quest Management Company
      and Charles M. Royce                   131,000<F5>        11.2%
    1414 Avenue of the Americas
    New York, New York 10019

    Dimensional Fund Advisors Inc.            71,200<F6><F7>     6.1%
    1299 Ocean Avenue
    Santa Monica, California 90401

    <F1> Unless otherwise noted, each shareholder has sole voting power and investment power over the number of shares set forth beside his name.

    <F2> The 106,557 shares include 20,420 shares owned solely by
         Mrs. Paul Mueller, and Paul Mueller disclaims any benefi-cial ownership in those shares.

    <F3> In his capacity as a general partner of Moore Sons Invest-
         ments, L.P., David L. Moore may be deemed to be beneficial owner of 58,879 shares of common stock owned by said limited partnership. In his capacity as general partner of Moore Sons Investments, L.P., David L. Moore may be deemed to have shared power to vote or direct the vote of 58,879 shares of common stock and may be deemed to have shared power to dis-pose or direct the disposition of 58,879 shares of common stock owned by said limited partnership. David L. Moore disclaims beneficial ownership of all such shares owned by said limited partnership.

         As husband of Mary Kathleen Moore, David L. Moore may be deemed to be beneficial owner of an additional 12,709 shares of common stock, which are owned by Mary Kathleen Moore. David L. Moore disclaims beneficial ownership of all such shares exclusively owned by Mary Kathleen Moore.

    <F4> In her capacity as a general partner of Moore Sons Invest-
         ments, L.P., Mary Kathleen Moore may be deemed to have shared power to vote or direct the vote of 58,879 shares of common stock and may be deemed to have the shared power to dispose or direct the disposition of 58,879 shares of common stock owned by said limited partnership. Mary Kathleen Moore disclaims beneficial ownership of all such shares owned by said limited partnership. Mary Kathleen Moore is the direct owner of 12,709 shares of stock over which she has sole voting and dispositive power.

    <F5> Quest Advisory Corp. (Quest) is the direct owner of 127,300 shares, and Quest Management Company (QMC) is the direct owner of 3,700 shares of the Company's Common Stock as of December 31, 1996 (the most recent date for which informa-tion is available). Charles M. Royce may be deemed to be a controlling person of Quest and QMC, and as such may be deemed to beneficially own the shares of the Company bene-ficially owned by Quest and QMC. Mr. Royce disclaims beneficial ownership of the shares owned by Quest and QMC.

    <F6> Dimensional Fund Advisors Inc. (Dimensional), a registered investment advisor, is deemed to have beneficial ownership of 71,200 shares of the Company's Common Stock as of Decem-ber 31, 1996 (the most recent date for which information is available), all of which shares are held in portfolios of DFA Investment Dimensions Group Inc. (a registered open-end investment company), or in The DFA Investment Trust Company (a Delaware business trust), or in DFA Group Trust and DFA Participating Group Trust (investment vehicles for qualified employee benefit plans), all for which Dimensional serves as investment manager. Dimensional disclaims beneficial owner-ship of all such shares.

    <F7> The 71,200 shares include 38,000 shares with respect to which Dimensional has sole voting power and 71,200 shares with respect to which Dimensional has sole dispositive power. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the
         Fund) and The DFA Investment Trust Company (the Trust), each an open-end management investment company registered under the Investment Company Act of 1940. In their capaci-ties as officers of the Fund and the Trust, these persons vote 26,700 additional shares which are owned by the Fund and 6,100 shares which are owned by the Trust (both included in the 71,200 shares above).

All of the information set forth in the above table and footnotes is based solely on information furnished by the persons listed in the table. The Company does not know of any other person (as that term is defined by the Securities and Exchange Commission) who owns of record or beneficially more than five percent (5%) of the Company's outstanding shares.

SHAREHOLDER PROPOSALS. Shareholder proposals to be considered for inclusion in the Proxy Statement and considered at the 1998 annual shareholders' meeting must be received by the Company no later than November 28, 1997. Any such proposals should be directed to the Secretary of the Company at 1600 West Phelps Street, P.O. Box 828, Springfield, Missouri 65802.

                              DIRECTORS AND
                           RELATED INFORMATION

DIRECTORS. The Board of Directors consists of seven (7) members, di-vided into three (3) classes, of whom approximately one-third (1/3) are elected each year at the annual meeting of shareholders to serve for a term of three (3) years and until their successors are duly elected and qualified.

The following schedule sets forth the names of the three (3) persons who have been nominated by the Board of Directors for election as directors of the Company, the names of the remaining four (4) directors whose terms expire in subsequent years, and certain related information:

                                               Shares of Common Stock
                                             of the Company Beneficially
                                               Owned on Feb. 29, 1997<F1>
                                             ---------------------------
     Name and               Occupation        First     Number   Percent
 Present Position           During Past      Became a     of        of
   with Company     Age     Five Years       Director   Shares    Class<F2>
------------------  ---  ------------------  --------   ------   -------

CONTINUING CLASS III DIRECTORS - TERM EXPIRING IN 2000
------------------------------
Daniel C. Manna<F5>  50  Position with         1977     47,598      4%
  President and           Company
  Director

David T. Moore       25  Director of Techni-      -      3,431<F3>   -
                          cal Services -
                          Access Corporation,
                          a computer software
                          company
                         Previous positions
                          held:  Research
                          Fellow - Kansas
                          State University -
                          Department of
                          Psychics; Techni-
                          cian - Access Cor-
                          poration; Student -
                          Middlebury College

Paul Mueller<F5>     81  Position with         1946    106,557<F4>  9%
  Chairman of the         Company
  Board and Director

CONTINUING CLASS I DIRECTORS - TERM EXPIRING IN 1998
----------------------------
Robert A. Becker     68  Business Consultant   1990        500       -
  Director

Donald E. Golik      53  Position with         1982        609       -
  Sr. Vice President      Company
  and Chief Finan-
  cial Officer,
  Secretary and
  Director

NOMINEES FOR CLASS II DIRECTORS - TERM EXPIRING IN 1999
-------------------------------
William B. Johnson   64  Business Consul-      1993        150       -
  Director                tant and
                         Executive Vice Pre-
                          sident - Hussmann-
                          Frio Lux, a division
                          of Hussmann Corpor-
                          ation (manufactur-
                          ing, importing and
                          distribution of
                          commercial refri-
                          geration products
                          for Chili, Peru
                          and Bolivia)
                         Previous position
                          held:  President -
                          American Refriger-
                          ation Products S.A.
                          and Industrias
                          Frigorificas S.A.,
                          both wholly owned
                          subsidiaries of
                          Hussman Corpora-
                          tion (manufactur-
                          ing and distribu-
                          tion of commer-
                          cial refrigera-
                          tion products for
                          the Mexican and
                          export markets)

Charles M. Ruprecht  78  Business Consultant   1979      4,400       -
  Director
All officers and directors as a group (7 persons).     163,245     14%

<F1> Unless otherwise noted, each nominee and director has sole voting power and investment power over the number of shares set forth be-side his name.

<F2> The percentage is less than one percent (1%), except as otherwise indicated.

<F3> Does not include 58,879 shares owned by Moore Sons Investments,
     L.P., of which David T. Moore owns a 49.5% limited partnership interest.

<F4> The 106,557 shares include 20,420 shares owned solely by Mrs. Paul
     Mueller, and Paul Mueller disclaims any beneficial ownership in those shares.

<F5> Member of Executive Committee.

The Board of Directors of the Company does not have a permanent nomi-nating committee.

The Board of Directors of the Company held four (4) meetings during the year ended December 31, 1996. No director, serving for the full year of 1996, attended less than seventy-five percent (75%) of the meetings of the Board of Directors and Committee(s) on which he served.

The Company pays each director who is not an employee of the Company an annual fee of $6,000, plus a fee of $1,000 for each regular or special meeting of the Board, $500 for each Board committee meeting attended, and $1,000 per day for special assignments.

The Company has a Compensation and Benefits Committee, and the members were Charles M. Ruprecht - Chairman, Robert A. Becker, William B. John-son, and Wayne Wells. The Committee met twice in 1996. The function of the Committee is to develop, review and make recommendations to the Board of Directors as to the compensation policies for officers of the Company and to administer salary and incentive plans for officers.

Mr. Becker is one of five general partners in a real estate partnership that operates a motel in Manitowoc, Wisconsin. The partnership filed for protection under Chapter 11 of the Bankruptcy Code in August 1993 and currently operates under a plan of reorganization approved on Novem-ber 7, 1994. The partnership is not Mr. Becker's primary occupation, but rather is an investment.

Jack S. Curtis will not stand for re-election at the May 5, 1997, annual meeting of shareholders, and there is one vacancy on the Board, as Wayne Wells resigned effective January 20, 1997.

David T. Moore is the grandson of Paul Mueller.

EXECUTIVE COMPENSATION. The following table summarizes for the last three (3) years the compensation of the Chief Executive Officer and the two (2) other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:

                       SUMMARY COMPENSATION TABLE
                                   Annual Compensation      All Other
     Name and                     ---------------------      Compen-
 Principal Position      Year      Salary       Bonus<F1>    sation<F2>
--------------------     ----     --------     --------     --------
Daniel C. Manna          1996     $203,300     $ 52,000     $  4,500
  President and CEO      1995      195,000       20,000        2,300
                         1994      185,700       56,400        3,200

Donald E. Golik          1996     $152,800     $ 35,000     $  4,500
  Sr. Vice President     1995      148,500       14,300        2,300
  and CFO                1994      137,000       41,600        2,900

Philip K. Daniels<F3>    1996     $      -     $      -     $      -
  Vice President -       1995      135,000       13,600        8,333<F4>
  Sales and Marketing    1994       94,400       39,700       20,000<F5>

<F1> Bonus amounts were earned and accrued during each year indicated.

<F2> Company contributions paid or accrued during each year under the
     Profit Sharing and Retirement Savings Plan [401(k) Plan].

<F3> Mr. Daniels resigned his position effective December 1, 1995.

<F4> Severance payment.

<F5> Paid to Mr. Daniels when he joined the Company in April 1994 to cover expenses in changing positions.

                           PENSION PLAN TABLE

Officers and directors who are employees of the Company participate in the Paul Mueller Company Noncontract Employees Retirement Plan (Plan).

The Plan is a defined benefit plan and the compensation covered by the Plan includes only base salary, and effective January 1, 1997, compensa-tion covered by the Plan is limited to $160,000 annually by the Internal Revenue Code. Daniel C. Manna and Donald E. Golik are also covered under the Paul Mueller Company Supplemental Executive Retirement Plan (Supplemental Plan) effective January 1, 1996, which provides for an additional retirement benefit based on the provisions of the Plan for compensation in excess of the Internal Revenue Code limitation of $160,000.

The combined annual retirement benefit under the Plan and Supplemental Plan are not subject to deductions for social security benefits or other offset amounts. The maximum number of years of credited service is thirty-five (35) years. The retirement benefit is based on the years of credited service and the final average monthly compensation based on the sixty (60) consecutive months of highest compensation during the most recent one-hundred twenty (120) complete months of compensation. The monthly benefit is calculated as follows: [$5.85 + (0.015 x final aver-age monthly compensation over $650)] x years of credited service.

The following table presents the combined annual retirement benefit due under the Plans at age sixty-five (65) based on various amounts of final average annual compensation and years of service:

      Final                       Years of Service
   Avg. Annual  ----------------------------------------------------
  Compensation     15         20         25         30         35
   ----------   --------   --------   --------   --------   --------
    $140,000    $ 30,800   $ 41,100   $ 51,300   $ 61,600   $ 71,900
     160,000      35,300     47,100     58,800     70,600     82,400
     180,000      39,800     53,100     66,300     79,600     92,900
     200,000      44,300     59,100     73,800     88,600    103,400
     220,000      48,800     65,100     81,300     97,600    113,900
     240,000      53,300     71,100     88,800    106,600    124,400

The following table indicates, for the current executive officers named in the Summary Compensation Table, the compensation for 1996 covered by the Plans and the years of credited service:

                                   Compensation   Years of
                                     Covered      Credited
                    Name             by Plan      Service
               ---------------      --------      --------
               Daniel C. Manna      $203,300         20
               Donald E. Golik       144,200         17

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE. The Compensation and Benefits Committee (Committee) is charged with the responsibility of developing, reviewing and recommending to the Board of Directors of the Company policies relating to compensation and remuneration of execu-tive officers, with a view to ensuring that such policies are fair and equitable in view of market conditions and that they contribute to the success of the Company. The Committee also is charged with the respon-sibility of administering the salary plan for executive officers and the Executive Short-Term Incentive Plan. The Committee is composed entirely of nonemployee directors of the Board. Given the Company's current level of executive compensation, the Committee has not yet adopted a policy with respect to Section 162(m) of the Internal Revenue Code per-taining to the deduction of compensation in excess of $1,000,000.

The Committee believes that executive compensation should be aligned with Company financial performance. With this in mind, the Committee has established a program to (1) attract and retain key executives cri-tical to the long-term success of the Company, (2) reward executives for enhanced shareholder value, and (3) support a performance oriented environment that rewards performance consistent with Company financial goals.

The total compensation program for executive officers consists of a base salary, an annual bonus under the Executive Short-Term Incentive Plan and contributions paid or accrued under the Profit Sharing and Retire-ment Savings Plan [401(k) Plan].

Salary ranges for executive officer positions, including the Chief Exe-cutive Officer (CEO), are established periodically based on competitive salary data developed by an independent outside compensation consultant. The Committee establishes the CEO's salary by considering salaries of CEO's of comparably sized capital-goods manufacturing companies. The Committee believes the CEO's compensation, and that of all executive officers, should be heavily influenced by the Company's performance. Therefore, the Executive Short-Term Incentive Plan provides the oppor-tunity for a cash bonus, which is a percentage of base salary and is based on (a) profitability of the Company and (b) an individual's level of performance. The Committee establishes a target level of profitabil-ity at the beginning of each year against which actual profitability will be measured. Additionally, the Committee may consider other fac-tors in arriving at the determination of corporate performance for incentive calculation purposes. Such other factors may include market conditions; extraordinary adjustments due to taxation, nonoperating income, collective bargaining issues, or Acts of God; and other achieve-ments which position the Company for future growth or enhance the market value of the corporation. Under the Plan, profitability must reach at least 70% of the annual target, and the maximum bonus payable is 55% of the base salary.

The CEO is responsible for assessing the performance and level of con-tribution toward corporate goals made by each member of his executive staff. The CEO's evaluation and recommendations are submitted to the Committee for their review and final determination of the level of indi-vidual performance for bonus calculation purposes.

The Company also has a 401(k) Plan in which executive officers and sub-stantially all other employees are eligible to participate. The Plan provides for a match of each employee's contributions up to a specified limit. The Plan also provides a profit sharing feature whereby an addi-tional match is made by the Company if the Company's net income reaches predetermined levels established annually by the Board of Directors.

The main factors upon which the Committee evaluates the CEO's perfor-mance are (1) the Company's actual profitability for the year and (2) those activities undertaken by the CEO which will position the Company for future growth and enhance the market value of the Company. Signi-ficant items considered were additions to and expansion of the product lines, effective control and reduction of inventory levels, overcoming the effects of the strike, progress in margin improvement, and the im-plementation of systems and procedures to improve efficiency, enhance the Company's competitiveness, and position the Company for long-term growth. Based on the Company's profitability performance and the Committee's determination of his individual performance, the CEO was awarded a bonus of $52,000 for 1996.

                                    COMPENSATION AND BENEFITS COMMITTEE:
                                      Charles M. Ruprecht, Chairman
                                      Robert A. Becker, Member
                                      William B. Johnson, Member

COMPANY PERFORMANCE. The following graph shows a five (5) year compari-son of the cumulative total returns for the Company, the S&P 500 Index, and the Media General Financial Services, Inc. - Metals Fabrication Index (MG-Metals Fabrication Index).

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                                                   MG-Metals
                      Paul Mueller                Fabrication
                        Company       S&P 500        Index
                      ------------    -------     -----------
           1991           100           100           100
           1992           122           108           123
           1993           125           118           168
           1994           120           120           150
           1995           138           165           173
           1996           161           203           231

           NOTE: <F1> Assumes $100 invested on December 31,
                      1991, in each of Paul Mueller Company
                      common stock, the S&P 500 Index, and
                      the Media General Financial Services,
                      Inc. - Metals Fabrication Index.

                 <F2> Total return includes reinvestment of
                      dividends.

INDEPENDENT PUBLIC ACCOUNTANTS. The Company's Board of Directors annu-ally selects the Company's independent auditing firm. Arthur Andersen LLP has been the Company's independent auditing firm since 1969. It is not expected that Arthur Andersen LLP will have a representative present at the May 5, 1997, meeting of shareholders.

The Company has an Audit Committee, and the members are Charles M. Ruprecht - Chairman, Jack S. Curtis, and William B. Johnson. The Audit Committee met once in 1996. The functions of the Audit Committee are to nominate the independent auditors of the Company for appointment by the Board of Directors, arrange for and review the results of the Company's annual audit, ratify annual audit fees, and provide for independent re-view of the adequacy of the Company's system of internal controls.

                                    DONALD E. GOLIK
                                    Secretary
Springfield, Missouri

PROXY                            MUELLER (Registered)
                          PAUL MUELLER COMPANY

        THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 5, 1997

The undersigned hereby constitutes and appoints Donald E. Golik and Ronald W. Gielow, and each of them, as proxies, with full power of sub-stitution, to vote all of the shares of the Common Stock which the un-dersigned is entitled to vote at the annual meeting of the shareholders of the Company to be held at the offices of the Company, 1600 West Phelps Street, Springfield, Missouri, on Monday, May 5, 1997, commencing at 10:00 a.m. on that day, and at any adjournment or adjournments there-of, as fully and with the same effect as the undersigned might or could do if personally present, with respect to the following:

(1) The election of three (3) Class III directors for a term of three
    (3) years expiring at the annual meeting to be held in 2000:  Daniel
    C. Manna, David T. Moore and Paul Mueller.

    [ ] FOR all nominees listed.
    [ ] WITHHOLD AUTHORITY to vote for all nominees listed.
    [ ] FOR all nominees EXCEPT the following:
        __________________________________________________
        __________________________________________________

(2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

             (continued, and to be signed, on the other side)

                   (Proxy - continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL (1).

Either of said proxies present and acting at said meeting or any ad-journment or adjournments thereof shall have and may exercise all of the powers of all of said proxies. The undersigned hereby ratifies and confirms all that said proxies, or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy State-ment accompanying it.

                                    Date _________________________, 1997
                                    ____________________________________
                                    ____________________________________
                                    Please insert date of signing.  Sign
                                    exactly as name appears at left.
                                    Where stock is issued in two or more
                                    names, all should sign.  If signing
                                    as attorney, administrator, execu-
                                    tor, trustee or guardian, give full
                                    title as such.